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                                                                      Exhibit 21

                        FEDERATED DEPARTMENT STORES, INC.
                          SUBSIDIARY LIST AS OF 4/1/03


                                                                    STATE OF
           CORPORATE NAME                                        INCORPORATION           TRADENAME(S)
           --------------                                        -------------           ------------
22 East Advertising Agency, Inc.                               Florida
22 East Realty Corporation                                     Florida
Advertex Communications, Inc.                                  Delaware
Allied Stores General Real Estate Company                      Delaware
Astoria Realty, Inc.                                           Delaware
Axsys National Bank, N.A.                                      N/A
BFC Real Estate Company                                        Delaware
Bloomingdale's Atlantic City, Inc.                             Delaware
Bloomingdale's By Mail Ltd.                                    New York               Bloomingdale's By Mail
Bloomingdale's, Inc.                                           Ohio                   Bloomingdale's
Bloomingdales.com, Inc.                                        New York               bloomingdales.com
Broadway Receivables, Inc.                                     Delaware
Broadway Stores, Inc.                                          Delaware
Burdines, Inc.                                                 Ohio                   Burdines
Cowie & Company, Limited                                       New York
FACS Group, Inc.                                               Ohio                   FACS
FACS Insurance Agency, Inc.                                    Texas
FDS Bank                                                       N/A
FDS Thrift Holding Co., Inc.                                   Ohio
Federated Brands, Inc.                                         Delaware
First Automated Systems & Technology, Inc.                     Ohio
Federated Claims Services Group, Inc.                          Delaware
Federated Corporate Services, Inc.                             Delaware               Federated Logistics and
                                                                                      Operations (FLO)
Federated Department Stores Foundation                         Ohio
Federated Department Stores Insurance Company, Ltd. (99.99%    Bermuda
ownership)
Federated Department Stores, Inc.                              Delaware               Federated Merchandising
                                                                                      Group (FMG)
Federated Direct, Inc.                                         Delaware
Federated Gift Card Company                                    Ohio
Federated Noteholding Corporation                              Delaware
Federated Noteholding Corporation II                           Delaware
Federated Retail Holdings, Inc.                                Delaware
Federated Specialty Stores, Inc.                               Ohio
Federated Stores Realty, Inc.                                  Delaware
Federated Systems Group, Inc.                                  Delaware
Federated Western Properties, Inc.                             Ohio
FSG Leasing Corp.                                              Delaware
I. Magnin, Inc.                                                Delaware

                                                              State of
     Corporate Name                                        Incorporation         Tradename(s)
iTrust Insurance Agency, Inc.                                  Arizona
Jordan Marsh Insurance Agency, Inc.                            Massachusetts
Jordan Servicenter, Inc.                                       Delaware
Macy Financial, Inc.                                           Delaware
Macy's Department Stores, Inc.                                 Ohio
Macy's East, Inc.                                              Ohio                   Macy*s
Macy's Hamilton By Appointment, Inc.                           Delaware
Macy's Holdings, Inc.                                          Nevada
Macy's Puerto Rico, Inc.                                       Puerto Rico            Macy*s
Macy's Texas I Limited Partnership                             Texas
Macy's Texas, Inc.                                             Delaware               Macy*s
Macy's West, Inc.                                              Ohio                   Macy*s
Macys.com, Inc.                                                New York               macy*s.com
MOA Rest, Inc.                                                 Minnesota
Prime II Receivables Corporation                               Delaware
Prime Receivables Corporation                                  Delaware
R. H. Macy Holdings (HK), Ltd.                                 Delaware
R. H. Macy Warehouse (HK), Ltd.                                Delaware
Rich's Department Stores, Inc.                                 Ohio                   Goldsmith's
                                                                                      Lazarus
                                                                                      Rich's
                                                                                      Rich's-Macy's

Seven Hills Funding Corporation                                Delaware
Seven West Seventh, Inc.                                       Delaware
Stern's - Misc., Inc.                                          Ohio
The Bon, Inc.                                                  Ohio                   The Bon
                                                                                      The Bon Marche'
USA Direct/Guthy-Renker, Inc. (50% ownership)                  Minnesota
Wise Chat Limited                                              Hong Kong
York-JMC, Inc.                                                 Delaware


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